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                                                                   EXHIBIT 10.28


                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Heska Corporation, a Delaware corporation with its principal office at 1825 Sharp Point Drive, Fort Collins, Colorado 80525 ("Company") and Ron Hendrick ("Employee"), effective as of December 1, 1998.

                             W I T N E S S E T H:

          WHEREAS Company desires to employ Employee to act as its Executive
                                                                   ---------
Vice President and Chief Financial Officer, in an at-will capacity; and
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          WHEREAS Employee wishes to act as Company's Executive Vice President
                                                      ------------------------
and Chief Financial Officer as an employee in an at-will capacity;
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          N O W, T H E R E F O R E, in consideration of the mutual covenants and warranties contained herein, the parties agree as follows:

          1.  Employment.  Company hereby employs Employee as its Executive Vice
              ----------                                          --------------
President and Chief Financial Officer, and Employee hereby accepts such
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employment.

          2.  Duties and Responsibilities. Employee shall serve as Executive
              ---------------------------                           ---------
Vice President and Chief Financial Officer of Company, with such duties and
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responsibilities as may be assigned to him from time to time by the Board of
Directors of Company, and with such on-going daily duties and responsibilities as are typically entailed in such position. Employee shall devote his full time and energies to such duties.

          3.  Compensation. Company shall pay Employee, as compensation for
              ------------
services rendered under this Agreement, compensation at the rate of $180,000 per
                                                                    --------
year, payable in accordance with the usual and customary payroll practices of Company. If for any reason during any given year, Employee does not work an entire year, other than normal vacations as provided hereunder, the compensation will be prorated to compensate only for the actual time worked.

          4.  Expenses. Company shall reimburse Employee for his reasonable out-
              --------
of-pocket expenses incurred in connection with the business of Company, including travel away from the Company's facilities, upon presentation of appropriate written receipts and reports and subject to the customary practices of Company.

          5.  Employee Benefits.  During the term of his employment hereunder,
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Employee shall be entitled to receive the same benefits that the Board of
Directors establishes generally for the officers and other employees of Company. These may include from time to time, medical insurance, life insurance, paid vacation time and medical disability insurance.
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               6.   Termination.
                    -----------

               (a)  At-Will. This is an at-will employment agreement and does
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not bind either of the parties to any specific term or duration.

                         (i)  Employee is free to terminate employment with
Company at any time, for any reason, or for no reason.

                         (ii) Company is free to terminate the employment of
Employee at any time, for any reason or for no reason, for cause or without cause, and without any prior notice.

               (b)  Severance Pay.
                    -------------

                         (i)  Upon involuntary termination of his employment as
defined in subsection (ii) below, Employee will be entitled to severance pay as provided below. Upon request by Company, Employee will sign a release of claims against Company and its affiliates as a condition to receiving severance pay. Severance pay shall be payable only upon any involuntary termination of Employee's employment as defined in subsection (ii) below and in all other termination circumstances Employee shall only receive pay and benefits which Employee earned as of the date of termination.

                         (ii) "Involuntary termination" shall mean any
termination of Employee's employment by Company, other than

                                  (A) any termination caused by Employee's
     transfer to any company affiliated with Company;

                                  (B) any termination by Company or Employee
     following Employee's refusal to accept a reasonable transfer to a position with comparable responsibility and salary with any affiliated company that does not involve commuting more than 50 miles each way from his present home;

                                  (C) Employee shall die, be adjudicated to be
     mentally incompetent or become mentally or physically disabled to such an extent that Employee is unable to perform his duties under this Employment Agreement for a period of ninety (90) consecutive days;

                                  (D) Company shall discontinue its business
     (for the purpose of this provision, a merger, acquisition or sale of Company, or a sale of substantially all of the assets of the company, where Employee is offered or continues in employment with the surviving entity in a position with comparable pay, benefits, title and responsibility, shall be deemed to be a discontinuance of the business of Company, unless the surviving company refuses to continue to be bound by the terms of this Employment Agreement);

                                  (E) Employee shall commit any material breach
     of his obligations under this Agreement;

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                               (F) Employee shall commit any material breach
     of any material fiduciary duty to Company;

                               (G) Employee shall be convicted of, or enter a
     plea of nolo contendere to, any crime involving moral turpitude or dishonesty, whether a felony or misdemeanor, or any crime which reflects so negatively on Company to be detrimental to Company's image or interests;

                               (H) Employee shall commit repeated
     insubordination or refusal to comply with any reasonable request of the Board of Directors of Company relating to the scope or performance of Employee's duties;

                               (I) Employee shall possess any illegal drug on
     Company premises or Employee shall be under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business or on Company premises; or

                               (J) Employee shall conduct himself in a manner
     which, in the good faith and reasonable determination of the Board of Directors, demonstrates Employee's substantial unfitness to serve.

                    (iii) In the event that severance pay is due to Employee under Section 6(b)(i) above as a result of a termination of his employment within three years of the date of this Agreement, Employee will be paid one (1) year's salary in twelve equal monthly installments (subject to all applicable tax and other deductions), with the first such installment due 15 days after the date of such termination and with the following eleven installments due monthly thereafter on Company's regular payroll dates.

                    (iv) In the event that severance pay is due to Employee under Section 6(b)(i) as a result of a termination of his employment three or more years after the date of this Agreement, Employee will be paid six (6) months' salary in six equal monthly installments (subject to all applicable tax and other deductions), with the first such installment due 15 days after the date of such termination and with the following five installments due monthly thereafter on Company's regular payroll dates.

          7.   Proprietary Information. Employee agrees that he will promptly
               -----------------------
execute Company's standard employee proprietary information and assignment of inventions agreement.

          8.   Attorneys' Fees. If any legal action arises under this Agreement
               ---------------
or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions. For purposes of this section, "prevailing party" includes without limitation a party who agrees to dismiss a suit or proceeding upon the other's payment or performance of substantially the relief sought.

          9.   Notices. Any notice to be given to Company under the terms of
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this Agreement shall be addressed to Company at the address of its principal place of business, and

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any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Company, or to such other address as a party shall have given notice of hereunder.

          10.  Miscellaneous. This Agreement shall be governed by the laws of
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the State of Colorado as applied to contracts between residents of that state to be performed wholly within that state. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This Agreement may be modified only by a writing signed by both parties. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year hereinabove written.

                                        HESKA CORPORATION



                                        By:  /s/ Fred M. Schwarzer
                                           ---------------------------

                                        Its:  President
                                            --------------------------


                                        /s/ Ron Hendrick
                                        ------------------------------
                                        Ron Hendrick

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